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                        Consent of Independent Auditors

We hereby consent to the use in this Pre-Effective Amendment to Registration of Securities by a Small-Business Issuer (Form SB-2/A) of our report dated November 29, 2001 relating to the audited financial statements of Delivery Now Corp. and Subsidiaries for year ended September 30, 2001 and 2000 which appear in such Form SB-2/A. We also consent to the reference to us under the headings "Experts" say such S/A.



Rogoff & Company, P.C.
New York, New York
April 1, 2002